October 27, 2014

EAGLE ROCK ANNOUNCES THIRD QUARTER 2014 CASH DISTRIBUTION, COMMON UNIT REPURCHASE PROGRAM AND EARNINGS RELEASE DATE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution for the quarter ended September 30, 2014 of $0.07 per common unit (including eligible restricted common units), equivalent to $0.28 per unit on an annualized basis.  The distribution will be paid on Friday, November 14, 2014 to unitholders of record as of the close of business on Friday, November 7, 2014.
Eagle Rock’s liquidity position has significantly improved as a result of the Midstream Business Contribution which closed on July 1, 2014. With the expectation of continued improved liquidity and commodity price volatility, the Partnership has reinstated the distribution to a level that is expected to maintain a strong distribution coverage and healthy leverage ratio. Based on preliminary financial results for the quarter ended September 30, 2014 (subject to the completion of the Partnership’s quarter-end review), management expects to report distribution coverage for the third quarter of 2014 in excess of management’s previously discussed 1.1 - 1.2 times target coverage.

Common Unit Repurchase Program of up to $100 Million
Eagle Rock also today announced that the Partnership’s Board of Directors authorized a common unit repurchase program of up to $100 million, in light of recent and potentially persisting economic and market conditions and Eagle Rock’s liquidity position.
Joseph A. Mills, the Partnership’s Chairman and Chief Executive Officer, stated, “Our re-instatement of a cash distribution for the third quarter of 2014 and announcement of this new repurchase program demonstrates our ongoing commitment to maximizing unitholder value through return of capital and value-enhancing investments. We also remain focused on operational excellence, growth through acquisitions, and preservation of a strong balance sheet and ample liquidity.”
Repurchases may be made from time to time at prevailing prices on the open market or in privately negotiated transactions, as permitted by securities laws and other legal requirements. The program is authorized to commence following the filing of Eagle Rock’s quarterly report on Form 10-Q for the third quarter of 2014 and conclude by March 31, 2016. The repurchase program does not obligate the Partnership to acquire any, or any specific number of, units and may be discontinued at any time. Eagle Rock intends to cancel any units it repurchases under the repurchase program.
The Partnership’s repurchase program was approved by members of the Board not affiliated with the NGP Parties (as defined in Eagle Rock’s partnership agreement), and those approving had no information regarding any specific plans of the NGP Parties to make sales of their 53,340,601 Partnership common units registered under an effective resale shelf registration statement.

Commodity Price Hedging
The Partnership employs risk mitigation strategies to protect cash flow such that the Partnership may maintain a steady rate of quarterly cash distributions to its investors. One important risk mitigation strategy is the use of commodity price hedging, to lock in stable cash flow during commodity price fluctuations. Eagle Rock’s estimated hedge profile is as follows:

	REM 2014E	2015E	2016E	2017E	2018E	2019E
Oil Production Hedged:
% Oil Hedged	77%	78%	66%	35%	34%	34%
Average WTI Strike Price ($/Bbl)	$96.82	$89.88	$84.66	$88.02	$87.50	$87.07
Average LLS Strike Price ($/Bbl)	--	--	--	$91.25	$90.75	$90.25
Natural Gas Production Hedged:
% Natural Gas Hedged	87%	85%	72%	--	--	--
Average Henry Hub Strike Price ($/MMbtu)	$4.51	$4.07	$4.25	--	--	--
Note: 45% of the Partnership’s natural gas liquids (“NGLs”) are hedged directly in the remainder of 2014 (Propane - $1.06/gal; I Butane - $1.31/gal; N Butane - $1.30/gal). While these NGL direct product hedges, and the volumes under them, are included in the percentage of oil volumes hedged for 2014 as shown above, the weighted-average strike prices shown above for WTI and LLS in 2014 do not include any impact of these hedges. There are no direct NGL product hedges in 2015-19.
Please see the Partnership’s most recent hedge presentation at www.eaglerockenergy.com for further detail on its hedge profile.

Third Quarter 2014 Earnings Release Date and Conference Call Information
The Partnership plans to report third quarter 2014 financial and operating results after market close on Wednesday, October 29, 2014. The third quarter 2014 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, October 30, 2014.
Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com and select the “Events & Presentations” sub-tab under the “Investor Relations” tab. To participate by telephone, the call in number is 877-293-5457, conference ID 22777390. Participants are advised to dial into the call at least 15 minutes prior to the call. An audio replay of the conference call will also be available for thirty days by dialing 855-859-2056, conference ID 22777390. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About the Partnership

Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.

Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303
Vice President and Interim Chief Financial Officer

Chad Knips, 281-408-1203
Director, Corporate Finance and Investor Relations

Forward-Looking Statements

This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the SEC for the year ended December 31, 2013 and the Partnership's Forms 10-Q filed with the SEC for subsequent quarters, including the Form 10-Q filed for the quarter ended June 30, 2014, as well as any other public filings and press releases.
Qualified Notice to Nominees
This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.